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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 10, 2003
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                      1-10702                34-1531521
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 (State or Other Jurisdiction          (Commission             (IRS Employer
       of Incorporation)              File Number)          Identification No.)



   500 Post Road East, Suite 320, Westport, Connecticut                06880
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         (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     Terex Corporation (the "Company" or "Terex") issued a press release dated November 10, 2003 announcing that it has priced $300 million principal amount of Senior Subordinated Notes due 2014 (the "Notes"). The Notes will be issued with a coupon of 7.375% and will have a yield to maturity of 7.5%. The Company intends to use the net proceeds from the offering to prepay the remaining $200 million in principal amount outstanding of its 8.875% Senior Subordinated Notes due 2008 (the "8.875% Notes") and to prepay approximately $100 million of its existing bank term loans. Terex also intends to prepay an additional $100 million of its existing bank term loans with cash on hand. In addition, $200 million in principal amount of the Notes will be swapped to a floating rate similar to that paid by Terex under its existing credit facility. The transactions are expected to close during the fourth quarter of 2003. The Company will take a pre-tax charge of approximately $5.5 million in the fourth quarter due to the early retirement of existing debt.

     In connection with the offering of the Notes, the Company is seeking to amend its existing bank credit facility to, among other things, permit the redemption of the 8.875% Notes with proceeds from the Note offering, allow for the repurchase of the Company's 10.375% Senior Subordinated Notes due 2011 on or after April 1, 2006, and modify certain financial covenants for the second half of 2004 and 2005. The closing of the Note offering is conditioned upon approval of the amendment to the bank credit facility.

     A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

     99.1 Press release of Terex Corporation issued on November 10, 2003.



                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 11, 2003


                                                   TEREX CORPORATION


                                                   By:  /s/ Eric I Cohen
                                                        Eric I Cohen
                                                        Senior Vice President
















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